UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

(760) 476-2200

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2024, Garrett L. Chase agreed to join Viasat, Inc. (“Viasat”) in the role of Senior Vice President and Chief Financial Officer, effective September 16, 2024. He will succeed Shawn Duffy, who will remain with Viasat in the role of Chief Accounting Officer. Mr. Chase will succeed Ms. Duffy as Viasat’s principal financial officer and Ms. Duffy will continue as Viasat’s principal accounting officer.

Mr. Chase, 53, joins Viasat from Delta Air Lines, where he most recently served as Senior Vice President of Operational Finance and was a member of the Delta Leadership Committee, a group of top executives reporting directly to the CEO. During his more than 12-year tenure at Delta Air Lines, Mr. Chase oversaw a number of important financial functions, including Financial Planning & Analysis, Investor Relations, and Corporate Planning as well as Operational Finance. Mr. Chase also served as Delta’s Interim Co-Chief Financial Officer between November 2020 and July 2021, and as Delta’s Chief Strategy Officer between May 2018 and September 2020. Prior to joining Delta Air Lines, Mr. Chase was an Institutional Investor ranked analyst and Managing Director in equity research at Barclays Capital and Lehman Brothers in New York, having followed the airline and transportation industries for 12 years. Mr. Chase earned a Master of Business Administration from The Tuck School of Business at Dartmouth College and a BA in Economics from Union College.

In connection with his appointment, Mr. Chase will receive an annual base salary and an annual target bonus substantially consistent with that of our Chief Financial Officer position (which bonus will be prorated for fiscal year 2025). Mr. Chase will also receive a sign-on bonus in the amount of $475,000. The sign-on bonus will be subject to repayment in the event of his voluntary resignation or termination for cause prior to the second anniversary of his start date (with 50% of the repayment obligation forgiven on the first anniversary of his start date).

In connection with his commencement of employment, Mr. Chase will also be granted certain equity awards. He will receive a restricted stock unit award with an approximate value of $1,250,000 (with the number of restricted stock units determined by dividing such value by the average closing price of Viasat stock for the 20 trading days leading up to and including the grant date, subject to a maximum of 79,875 restricted stock units), which vests in three equal annual installments beginning on the first anniversary of the grant date. He will also receive a “sign-on” restricted stock unit award with an approximate value of $3,000,000 (with the number of restricted stock units determined by dividing such value by the average closing price of Viasat stock for the 20 trading days leading up to and including the grant date, subject to a maximum of 191,695 restricted stock units), which vests in three equal installments on each of February 17, 2025, 2026 and 2027.

Mr. Chase will also receive a performance stock unit award with an approximate value (at “target” performance levels) of $1,250,000 (with the number of performance stock units determined by dividing such value by the average closing price of Viasat stock for the 20 trading days leading up to and including the grant date, multiplied by a Monte Carlo valuation adjustment factor, subject to a maximum of 60,510 performance stock units at “target”). The performance stock units vest in part upon Mr. Chase’s continued service with Viasat, and in part on Viasat’s performance over a three-year period based on Viasat’s total shareholder return (“TSR”) relative to the TSR of the companies in the Russell 3000 Index over such three-year period. The number of performance stock units that will ultimately become vested and exercisable at the end of the three-year performance period will range from 0% to 175% of the target number of units based on Viasat’s performance for such period.

Also in connection with his appointment, Mr. Chase and Viasat have entered into a Severance Agreement and a Change in Control Severance Agreement. The Change in Control Severance Agreement entered into with Mr. Chase is in the form previously entered into by Viasat with each of its executive officers.

Pursuant to the Severance Agreement, in the event that Mr. Chase’s employment is terminated by Viasat without “cause” or by Mr. Chase with “good reason” (each as defined in the Severance Agreement), in either case, outside of the Change in Control Period (as defined below), he will receive (i) a lump sum cash payment equal to his annual base salary plus his target annual bonus, (ii) continuation of health and other benefits for a period of 18 months following the date of his termination, and (iii) accelerated vesting of any outstanding equity awards that would have vested in accordance with the terms of the applicable award agreements during the 12 months following the date of his termination.

Pursuant to the Change in Control Severance Agreement, in the event that Mr. Chase’s employment is terminated by Viasat without “cause” or Mr. Chase resigns for “good reason,” in either case, within the two months prior to or 18 months following a “change in control” of Viasat (the “Change in Control Period”) (as each term is defined in the Change in Control Severance Agreement), Mr. Chase shall be entitled to receive (i) a lump sum cash payment equal to 2.0 times the sum of his annual base salary and target annual bonus, (ii) continuation of health and other benefits for a period of 18 months following the date of his termination, and (iii) full vesting of any outstanding equity awards.

Additionally, Mr. Chase and Viasat have entered into Viasat’s customary indemnification agreement, in which Viasat has agreed to indemnify, and to advance expenses on behalf of, Mr. Chase to the fullest extent permitted by applicable law.

Mr. Chase has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by Viasat to become a director or executive officer of Viasat. There has been no transaction since the beginning of Viasat’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which Viasat is or was a participant and in which Mr. Chase or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

A copy of the press release announcing Mr. Chase’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The preceding descriptions of the Severance Agreement and Change in Control Severance Agreement with Mr. Chase do not purport to be complete and are qualified in their entirety by reference to the complete text of the Severance Agreement, a copy of which will be filed as an exhibit to Viasat’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 to be filed with the SEC, and the form of Change in Control Severance Agreement, a copy of which has been previously filed as Exhibit 10.1 to Viasat’s Current Report on Form 8-K filed with the SEC on August 4, 2010, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated August 28, 2024, issued by Viasat, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2024	VIASAT, INC.

	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel

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